UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 11, 2005

QUINCY GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-31501	98 0218264
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

309 Center Street, Hancock, MI 49930
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (906) 482- 4695

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 8, 2005 the Registrant issued 975,529 Units (the “Units”) at a price of CAD $0.85 per Unit for gross proceeds to the Registrant of CAD $829,200. Each Unit consists of one share of the Registrant’s common stock and one half of one share purchase warrant (a “Warrant”). Each whole Warrant is exercisable into one share of the Registrant’s common stock and at a price of CAD $1.10 until April 8, 2007.

The securities listed above were issued in reliance upon the exemptions provided by Regulation S and Rule 506 of Regulation D.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. - The following documents are filed as exhibits to this report:

99.1	Press release issued April 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2005

QUINCY GOLD CORP.

By:	/s/ James N. Fairbairn
James N. Fairbairn
Chief Financial Officer